Exhibit 10.18

Non-Qualified Stock Option Award Agreement
(2025)

This Non-Qualified Stock Option Award Agreement (this “Agreement”) is made as of [____], 2025, by and between Myers Industries, Inc., an Ohio corporation (the “Company”), and [Employee Name] (the “Employee”), an employee of the Company or one or more of its Subsidiaries.

WHEREAS, the Company has heretofore adopted the Myers Industries, Inc. 2024 Long-Term Incentive Plan, as amended from time to time (the “Plan”); and

WHEREAS, it is a requirement of the Plan that a Non-Qualified Stock Option Award Agreement be executed to evidence the Non-Qualified Stock Option (the “Option”) granted to the Employee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1.
Grant of the Option. The Company hereby grants to the Employee the Option to purchase all or any part of an aggregate of [____]shares of Stock (“Shares”) (such number being subject to adjustment as set forth in the Plan) on the terms and conditions set forth in this Agreement and in the Plan. The Option may be exercised in whole or in part and from time to time as hereinafter provided.
2.
Grant Date. [____], 2025 (the “Grant Date”).
3.
Type of Option. The Option is a non-qualified stock option and shall not be treated by the Company or the Employee as an Incentive Stock Option for federal income tax purposes.
4.
Exercise Price per Share. The price per Share at which the Employee will be entitled to purchase the Shares covered by the Option will be $[____] per Share (the “Exercise Price”).
5.
Vesting of the Option.
(a)
General Vesting. Subject to Sections 5(b) and 5(c) of this Agreement, the Option shall vest according to the following schedule, subject to the Employee’s continued employment with the Company or any of its Subsidiaries on the applicable Vesting Date.

Date of Vesting (“Vesting Date”)	Number of Shares to Vest on Vesting Date
First anniversary of Grant Date	[____]
Second anniversary of Grant Date	[____]
Third anniversary of Grant Date	[____]
(b)
Accelerated Vesting. If an Acceleration Event (as defined below) occurs prior to any Vesting Date(s), the remaining unvested portion of the Option shall become immediately vested and exercisable. For the purposes of this Agreement, “Acceleration Event” means any one of the following: (i) termination of the Employee’s employment with the Company and its Subsidiaries by reason of the Employee’s death, Disability (as defined below), or Retirement; (ii) following a Change of Control of the Company prior to the first anniversary of the Grant Date, termination of the Employee’s employment with the Company and its Subsidiaries without Cause (as defined below) if by the Company or for Good Reason (as defined below) if by the Employee; or (iii) on or following the first anniversary of the Grant Date, termination of the Employee’s employment with the Company and its Subsidiaries without Cause if by the Company or for Good Reason if by the Employee.
(c)
Forfeiture. In the event of a termination of the Employee’s employment with the Company and its Subsidiaries prior to any Vesting Date(s) for any reason other than an Acceleration Event, the portion of the Option that has not vested as of the date of such termination shall be immediately and automatically forfeited to the Company without notice and for no consideration. Notwithstanding anything herein to the contrary, the Option shall also be subject to the forfeiture provisions under Section 10 of the Plan.
(d)
Certain Definitions. For purposes of this Agreement:
(i)
“Cause” shall have the meaning set forth in any written agreement or severance plan between the Company and the Employee in effect at the time of the Employee’s termination of employment or, if none or if not defined therein, “Cause” shall mean: (A) the commission by the Employee (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony involving fraud or moral turpitude; (B) the repeated failure of the Employee to follow the reasonable directives of the Employee’s superiors after having been given written notice thereof; or (C) commission by the Employee of any act, which both (I) constitutes gross negligence or willful misconduct and (II) results in material economic harm to the Company or has a materially adverse effect on the Company’s operations, properties or business relationships.
(ii)
“Disability” shall mean a physical or mental incapacity that prevents the Employee from performing the Employee’s duties for a total of one hundred eighty (180) days in any twenty-four (24) month period.
(iii)
“Good Reason” shall have the meaning set forth in any written agreement or severance plan between the Company and the Employee in effect at the time of the Employee’s termination of employment or, if none or if not defined therein, “Good Reason” shall mean the occurrence of one or more of the following conditions arising without the consent of the Employee: (A) a material diminution in the Employee’s annual base salary; (B) a material diminution in the Employee’s duties and responsibilities; or (C) a material change in the geographic location at which the Employee must perform the Employee’s duties. In order for a condition to constitute Good Reason, the Employee must provide written notification to the Company of the existence of the condition within forty-five (45) days of the initial existence of the condition (or within forty-five (45) days following the Employee actually becoming aware of such condition, if later), upon the notice of which the Company shall have a period of thirty (30) days during which it may remedy the condition. Furthermore, to constitute a Good Reason, the Employee must voluntarily terminate employment with the Company within one hundred eighty (180) days following the initial existence of the condition (or within one hundred eighty (180) days following the Employee actually becoming aware of such condition). The parties agree that “Good Reason” will not be deemed to have occurred merely because the Company becomes a subsidiary or division of another entity following a Change of Control.
6.
Term of the Option. The Option granted under this Agreement will expire, unless otherwise exercised, ten (10) years following the Grant Date, through and including the normal close of business of the Company on such tenth anniversary (the “Expiration Date”), subject to earlier termination as provided in this Agreement or the Plan. Notwithstanding the foregoing, if the Employee’s employment with the Company and its Subsidiaries terminates prior to the Expiration Date, then:
(a)
the portion (if any) of the Option that is unvested on the date of termination will be forfeited and deemed terminated on that date; and

(b)
the vested portion of the Option will remain exercisable for the period specified below:

(i)
if the Employee’s employment terminates due to (A) the Employee’s death, Disability, or Retirement or (B) a termination of the Employee’s employment with the Company and its Subsidiaries without Cause if by the Company or for Good Reason if by the Employee prior to a Change of Control, the vested portion of the Option may be exercised at any time before the earlier of one (1) year after the Employee’s date of termination or the Expiration Date;

(ii)
if, on or following a Change of Control, the Employee’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Employee for Good Reason, the vested portion of the Option may be exercised at any time before the earlier of two (2) years after the Employee’s date of termination or the Expiration Date;

(iii)
if the Employee’s employment with the Company and its Subsidiaries is terminated by the Company for Cause, the Option (whether or not vested and exercisable) will be forfeited in its entirety on the date of termination and shall be automatically terminated; or

(iv)
if the Employee’s employment with the Company and its Subsidiaries terminates for any other reason, the vested portion of the Option may be exercised at any time before the earlier of three (3) months after the Employee’s date of termination or the Expiration Date.

In the event the Option is not exercised during the period specified above, the Option shall be forfeited as of the end of such specified period. In no event will the Option be exercisable after the Expiration Date.

7.
Exercise of the Option.

(a)
General. Subject to the terms and conditions of this Agreement and the Plan, the vested portion of the Option may be exercised by the Employee in whole or in part by timely delivery to the Company of written notice of exercise via the method or in the form prescribed by the Company (the “Exercise Notice”), which Exercise Notice will be effective on the date received by the Company, and payment of the full Exercise Price for the Shares being purchased. No Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company and the Employee has made arrangements acceptable to the Committee or the Company for the satisfaction of all tax withholding obligations as described in Section 8 of this Agreement.

(b)
Method of Payment. The Exercise Price for Shares purchased upon the exercise of the Option shall be paid in cash (which shall include payment by check, bank draft or money order payable to the Company). Notwithstanding the foregoing, subject to applicable law and to the extent permitted and pursuant to such procedures as may be established by the Committee, the Employee may arrange for payment of all of a portion of the Exercise Price through (a) delivery of Shares that the Employee has previously acquired to the Company (valued at Fair Market Value on the exercise date), (b) directing the Company to withhold and retain Shares deliverable upon exercise (valued at Fair Market Value on the exercise date), or (c) a broker-assisted “cashless exercise” arrangement.

8.
Tax Withholding. The Employee shall be required to pay to the Company or any applicable Subsidiary or affiliate of the Company, and the Company or any applicable Subsidiary or affiliate of the Company shall have the right and is hereby authorized to withhold, from any Shares or other securities or other property deliverable under this Agreement or from any other compensation or other amounts owing to the Employee, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of the Option or any payment or transfer under this Agreement and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Notwithstanding the foregoing, subject to applicable law and to the extent permitted and pursuant to such procedures as may be established by the Committee, the Employee may satisfy, in whole or in part, the foregoing withholding liability (up to the highest marginal rate) by (i) the delivery of Shares (which are not subject to any pledge or other security interest) owned by the Employee having a Fair Market Value equal to such withholding liability or (ii) having the Company or, if applicable, a Subsidiary or affiliate, withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

9.
Delivery of Shares on Exercise.

(a)
Manner of Delivery. At the Company’s election, the Company shall cause any Shares delivered pursuant to the exercise of the Option to be evidenced (i) by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”), (ii) by a certificate issued in the Employee’s name, or (iii) by delivery to the Employee’s individual share holdings account in the Company’s equity plan manager’s system (the “Account”).

(b)
Shareholder Status. With respect to Shares delivered pursuant to the exercise of the Option, upon the earliest of (i) the date the Shares are evidenced in a book entry account maintained by the Transfer Agent, (ii) the date a certificate for the Shares is issued in the Employee’s name, or (iii) the date the Shares are delivered to the Employee’s Account, the Employee shall be a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive any dividends and other distributions paid with respect to the Shares.

(c)
Requirements of Law. Delivery of Shares pursuant to the exercise of the Option may be postponed by the Company for such period as may be reasonably required for it, with reasonable diligence, to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Option or the delivery of any Shares pursuant to the Option.

(d)
The Employee shall maintain beneficial ownership of all Shares delivered upon exercise of the Option until the earlier to occur of the first anniversary of the Exercise Notice related to such Shares or the Employee’s termination of employment for any reason. For purposes hereof, beneficial ownership shall be determined in accordance with Section 16 of the Exchange Act.

10.
Nontransferability. The Option may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Employee to any party (other than the Company or a Subsidiary or affiliate thereof), or assigned or transferred by the Employee otherwise than by will or the laws of descent and distribution or to the Employee’s Beneficiary upon the death of the Employee.

11.
No Right to Employment. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any applicable Subsidiary to terminate the Employee’s employment or service at any time for any reason whatsoever, with or without Cause.

12.
Acknowledgement and Section 409A Compliance.

(a)
The Employee acknowledges that neither the Company nor any of the Company’s affiliates, officers, shareholders, employees, agents or representatives has provided or is providing the Employee with tax advice regarding the Option or any other matter, and the Company has urged the Employee to consult with the Employee’s own tax advisor with respect to the tax consequences associated with the Option.

(b)
It is intended that this Agreement and the Option comply with Section 409A of the Code, including the exceptions for certain stock rights, and the Option and the terms of this Agreement shall be interpreted and administered in a manner consistent with such intent. To the extent this Agreement would fail to comply with the applicable requirements of Section 409A of the Code, the Company may, in its sole and absolute discretion and without requiring the Employee’s consent, make such modifications to this Agreement and/or the payments to be made hereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, in no event shall the Company have any liability to the Employee if the Option or the terms of this Agreement are determined not to be exempt from Section 409A of the Code.

13.
Incorporation of Provisions of the Plan. All of the provisions of the Plan, pursuant to which the Option is granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

14.
Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.

15.
Waiver and Modification. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

16.
Interpretation. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement as provided by Section 3 of the Plan, shall be binding and conclusive on the Company and the Employee.

17.
Multiple Counterparts. This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

18.
Governing Law. The validity, construction, and effect of this Agreement, and any rules and regulations relating to this Agreement, shall be determined in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

19.
Clawback. The Option and any Shares issued in connection with this Agreement are subject to any clawback policy adopted by the Company from time to time.

20.
No Obligation to Exercise. The Employee will have no obligation to exercise all or any portion of the Option granted pursuant to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Employee has hereunto set forth the Employee’s hand, all as of the day and year first above written.

EMPLOYEE _______________________________________ [Employee Name] Date: _______________	MYERS INDUSTRIES, INC. By: ____________________________________ Name: _________________________________ Title: __________________________________ Date: _______________